Exhibit 99.1

GA8 TENANTS

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

GA8 TENANTS

TABLE OF CONTENTS

DECEMBER 31, 2021 AND 2020

INDEPENDENT AUDITORS’ REPORT	1

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets	3

Combined Statements of Income and Changes in Members’ Equity	4

Combined Statements of Cash Flows	5

Notes to the Combined Financial Statements	6

SUPPLEMENTARY INFORMATION

Independent Auditors’ Report on Supplementary Information	14

2021 Combined Balance Sheet	15

2021 Combined Statement of Income and Members’ Equity	16

2020 Combined Balance Sheet	17

2020 Combined Statement of Income and Members’ Equity	18

INDEPENDENT AUDITORS’ REPORT

To the Owners and Management

GA8 Tenants

Opinion

We have audited the accompanying combined financial statements of GA8 Tenants, which comprise the combined balance sheets as of December 31, 2021 and 2020, and the related combined statements of income and changes in members’ equity and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of GA8 Tenants as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of GA8 Tenants and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about GA8 Tenants’ ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of GA8 Tenants’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about GA8 Tenants’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control related matters that we identified during the audit.

/s/ Warren Averett, LLC

Birmingham, Alabama

August 12, 2022

GA8 TENANTS

Combined Balance Sheets

DECEMBER 31, 2021 AND 2020

ASSETS
	2021	2020
CURRENT ASSETS
Cash	$3,114,852	$2,719,538
Patient accounts receivable, net	12,894,880	17,042,269
Estimated third-party payor settlements	513,153	1,127,070
Prepaid expenses and other current assets	502,821	949,670
Other receivables	5,757,779	421,977
Total current assets	22,783,485	22,260,524
PROPERTY AND EQUIPMENT, NET	407,544	322,000
DEPOSITS	3,462,085	67,905
TOTAL ASSETS	$26,653,114	$22,650,429

LIABILITIES AND MEMBERS' EQUITY
	2021	2020
CURRENT LIABILITIES
Accounts payable	$7,237,383	$5,973,785
Accrued expenses	324,384	82,295
Accrued payroll and benefits	665,197	761,124
Medicare advance payments	1,879,820	3,823,517
Total current liabilities	10,106,784	10,640,721
PAYCHECK PROGRAM PROTECTION LOAN	3,812,300	3,812,300
MEMBERS' EQUITY	12,734,030	8,197,408
TOTAL LIABILITIES AND MEMBERS' EQUITY	$26,653,114	$22,650,429

See notes to the combined financial statements.

GA8 TENANTS

Combined Statements of Income and Changes in Members’ Equity

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
REVENUES
Net patient service revenue	$73,028,068	$73,512,382
COVID-19 Relief Funds revenue	3,140,176	5,286,770
	76,168,244	78,799,152
OPERATING EXPENSES (INCOME)
Administrative and general services	11,154,677	11,516,230
Management services	3,986,381	3,860,066
Employee health and welfare	2,932,177	2,306,871
Plant operations	1,866,549	1,950,729
Dietary services	4,432,404	4,484,088
Housekeeping and laundry	2,135,739	2,108,129
Nursing services	20,755,923	17,594,929
Social services	241,707	230,453
Medical services	852,495	952,603
Recreation	486,707	510,966
Provision for bad debt	3,168,446	3,084,518
Employee retention tax credit	(6,873,073)	-
Rent on facilities	15,473,348	12,415,283
Rehabilitative therapies	9,211,057	9,731,259
Total operating expenses	69,824,537	70,746,124
NET INCOME	6,343,707	8,053,028
MEMBERS' EQUITY AT BEGINNING OF YEAR	8,197,408	2,718,505
DISTRIBUTIONS	(1,807,085)	(2,574,125)
MEMBERS' EQUITY AT END OF YEAR	$12,734,030	$8,197,408

See notes to the combined financial statements.

GA8 TENANTS

Combined Statements of Cash Flows

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,343,707	$8,053,028
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	132,795	24,872
Provision for bad debt expense	3,168,446	3,084,518
Change in other assets	(3,394,180)	134,278
Change in patient accounts receivable	978,943	(13,002,857)
Change in estimated third-party payor settlements	613,917	(1,127,070)
Change in prepaid expenses	446,849	(825,935)
Change in other receivables	(5,335,802)	(871,975)
Change in accounts payable	1,263,598	1,513,684
Change in accrued expenses	242,089	(47,076)
Change in accrued payroll and benefits	(95,927)	(686,109)
	(1,979,272)	(11,803,670)
Net cash provided by (used in) operating activities	4,364,435	(3,750,642)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(218,339)	(336,192)
Net cash used in investing activities	(218,339)	(336,192)
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions	(1,807,085)	(2,574,125)
Change in line of credit	-	(280,963)
Paycheck program protection plan	-	3,812,300
Proceeds from (repayment of) Medicare advance payment loan	(1,943,697)	3,823,517
Net cash provided by (used in) financing activities	(3,750,782)	4,780,729
INCREASE IN CASH	395,314	693,895
CASH AT BEGINNING OF YEAR	2,719,538	2,025,643
CASH AT END OF YEAR	$3,114,852	$2,719,538

See notes to the combined financial statements.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

GA8 Tenants (the Company) operates eight nursing facilities located in Georgia, which includes, GACalhoun SNF LLC, GAChatsworth SNF LLC, GAFairburn SNF LLC, GADecatur SNF LLC, GACartersville SNF LLC, GAJasper SNF LLC, GAStone Mountain SNF LLC, and Willowwood PAC LLC, collectively known as GA8 Tenants.

Principles of Combination

The accompanying combined financial statements include GACalhoun SNF LLC, GAChatsworth SNF LLC, GAFairburn SNF LLC, GADecatur SNF LLC, GACartersville SNF LLC, GAJasper SNF LLC, GAStone Mountain SNF LLC, and Willowwood PAC LLC, collectively known as GA8 Tenants. Upon combination, all material intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Net Patient Service Revenue

Net patient service revenue is reported at the estimated net realizable amounts from residents, third-party payors and others for services rendered.

Revenue under third-party payor agreements is paid on a prospective basis and is subject to audit by the third-party payor. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued, and interim and final settlements, are reported in operations in the year final settlements are determined.

Government Grants

There is no U.S. GAAP that explicitly covers accounting for government "grants" to for-profit entities, with the exception of certain agricultural subsidies. In the absence of authoritative U.S. GAAP guidance, the Company considered the application of other authoritative accounting guidance by analogy and concluded that the guidance outlined in International Accounting Standard 20 – Accounting for Government Grants and Disclosures of Government Assistance (IAS 20) was the most appropriate analogy for the purpose of recording and classifying the federal stimulus funds received by the Company. Under IAS 20, once it is reasonably assured that the entity will comply with the conditions of the grant, the grant money should be recognized on a systematic basis over the periods in which the entity recognizes the related expenses or losses for which the grant money is intended to compensate. The Company recognizes grants once both of the following conditions are met: (1) the Company is able to comply with the relevant conditions of the grant and (2) the grant is received. Government grants received by the Company are disclosed in Note 8.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

The promise to provide quality care is accounted for as a single performance obligation. The Company has concluded that the contracts with patients and residents represent a bundle of distinct services that are substantially the same, with the same pattern of transfer to the customer. The Company uses the portfolio approach as a practical expedient to group patient contracts with similar characteristics, such that revenue for a given portfolio would not be materially different than if it were evaluated on a contract-by-contract basis. These analyses incorporated consideration of reimbursements at varying rates from Medicaid, Medicare, Private Pay and other commercial payments for services. In order to determine the transaction price, the Company estimates the amount of variable consideration at the beginning of the contract using the expected value method. Changes in the Company's expectation of the amount it will receive from the patient or third-party payors will be recorded in revenue unless there is a specific event that suggests the patient or third-party payor no longer has the ability and intent to pay the amount due and, therefore, the changes in its estimate of variable consideration better represent an impairment, or bad debt. The Company satisfies its performance obligation by providing quality of care services to its patients and residents on a daily basis until termination of the contract.

The following tables summarize revenue from contracts with customers by payor source for the periods presented:

2021
			Other		Total
			Third-Party		of All
	Medicare	Medicaid	Payors	Patients	Payors
Patient service revenue (net of contractual allowances, discounts and implicit price concessions)	$26,600,322	$38,304,073	$6,175,651	$1,948,022	$73,028,068

2020
			Other		Total
			Third-Party		of All
	Medicare	Medicaid	Payors	Patients	Payors
Patient service revenue (net of contractual allowances, discounts and implicit price concessions)	$28,457,529	$37,626,101	$6,267,114	$1,161,638	$73,512,382

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Accounts Receivable

Accounts receivable is reported in the balance sheet at the outstanding balance net of an estimated allowance for doubtful accounts. Billing terms usually provide for payment within 30 days. An allowance for doubtful accounts is estimated based upon review of outstanding receivables, historical collection information and existing economic conditions. Bad debts are charged against the allowance when substantially all collection efforts cease. Recovery of bad debts previously charged off are recorded when received. The Company’s billing arrangements generally do not provide for interest on past due amounts. At December 31, 2021 and 2020, the allowance for doubtful accounts totaled $1,115,435 and $1,641,010. Total receivables totaled $18,683,279 and $14,010,314 at December 31, 2020 and 2021, respectively ($7,792,657 at December 31, 2019).

Concentration of Credit Risk

The Company grants credit without collateral to its patients, most of whom are local residents in relation to the nursing home in which they reside and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors was as follows at December 31:

	2021	2020
Medicare	43%	38%
Medicaid	43%	47%
Other insurance	9%	13%
Private pay	5%	2%
	100%	100%

Property and Equipment

Property and equipment acquisitions are recorded at cost less accumulated depreciation. The Company’s policy is to capitalize individual acquisitions of property and equipment greater than $5,000. Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method.

Income Taxes

As a limited liability company, income or loss generated by the Company is passed on to the members of the Company and taxed at their individual rates. Therefore, no provision or liability for income taxes has been included in the accompanying combined financial statements.

The Company assessed guidance relating to uncertainty in income taxes. This guidance requires entities to assess their uncertain tax positions for the likelihood that they would be overturned upon Internal Revenue Service (IRS) examination or upon examination by state taxing authorities. The Company has determined that it does not have any positions at December 31, 2021 and 2020, that it would be unable to substantiate. The Company has filed its tax returns for all years through December 31, 2020.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Insurance

The Company maintains insurance programs including: workers’ compensation, employees’ medical care, property, casualty, directors’ and officers’ liability, and automobile. The Company believes its insurance programs are adequate and, where there has been a direct transfer of risk to the insurance carrier, the Company does not recognize a liability in the combined financial statements. The Company maintains a claims-made insurance program for general and professional liability and provides an estimated reserve for incurred but not reported claims. In the opinion of management, insurance coverage and estimated reserves for incurred but not reported claims are adequate to cover significant losses, if any.

Medicare Advance Payments

During 2020, the Company applied for and received $3,823,517 from the Medicare Advance Payment Program (MAPP). These funds are an interest free loan that will be subsequently repaid over time. In April 2021, the Company began to repay the loan. At December 31, 2021, the remaining amount to be repaid was $1,879,820 and is recorded as Medicare Advance Payment Loan in the accompanying combined financial statements.

Subsequent Events

Management has evaluated subsequent events and their potential effects on these combined financial statements through August 12, 2022, which is the date the combined financial statements were available to be issued.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (ASU) 2016-02, Leases, (Subtopic 842). The purpose of this ASU is to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this ASU require that lessees recognize the rights and obligations resulting from leases as assets and liabilities on their balance sheets, initially measured at the present value of the lease payments over the term of the lease, including payments to be made in optional periods to extend the lease and payments to purchase the underlying assets if the lessee is reasonably certain of exercising those options. Subtopic 842 requires recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous generally accepted accounting principles. This guidance is effective for the Company in 2022. Management is currently evaluating the impact of this document to the Company’s combined financial statements.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

2. PROPERTY AND EQUIPMENT

A summary of property and equipment as of December 31, is as follows:

	2021	2020
Furniture and equipment	$75,094	$21,240
Software and website	3,913	3,913
Minor movable equipment	183,667	146,637
Major repairs/improvements	302,537	175,082
	565,211	346,872
Less accumulated depreciation	157,667	24,872
	$407,544	$322,000

Depreciation charged to operations was $132,795 and $24,872 in 2021 and 2020, respectively.

3. OPERATING LEASES

During 2021 and 2020, the Company leased eight nursing facilities from a related party under common ownership. Due to a change in ownership on the leased nursing homes, the Company enter into a new lease agreement on December 30, 2021, with an unrelated party to continue leasing the nursing home facilities through December 31, 2036. Associated with the new lease, the Company was required to make $3,462,085 in deposits and prepayments related to operating leases. This amount is included in deposits in the accompanying December 31, 2021 combined balance sheet.

Total lease expense for the eight nursing facilities paid to the related party was $15,316,057 and $12,300,000 in 2021 and 2020.

Annual minimum rental commitments at December 31, 2021, are as follows:

2022	$11,700,000
2023	11,875,000
2024	12,053,633
2025	12,234,437
2026	12,417,953
Thereafter	124,211,299
$184,492,322

Various extensions are available at the option of the lessee. Management expects that, in the normal course of business, the leases will be renewed or replaced by other leases.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

4. CONTINGENCIES AND COMMITMENTS

Pursuant to legislative directives and authorizations from Congress, the Centers for Medicare and Medicaid Services (CMS) has developed and instituted various Medicare audit programs under which CMS contracts with private companies to conduct audits on claims and medical records. In the ordinary course of business, the Company is subject to inquiries, investigations and audits by these private companies or other federal and state agencies that oversee applicable healthcare program participation and payment regulations. Audits may include enhanced medical necessity reviews pursuant to the Medicare, Medicaid and SCHIP Extension Act of 2007 and audits under the CMS Recovery Audit Contractor (RAC) program. The Company makes significant efforts through training and education to ensure compliance with all programs.

5. LITIGATION

There are several lawsuits pending against the Company. The ultimate outcome of these claims is uncertain at this time; however, management believes that the ultimate liability resulting from the claims, if any, will not have a material adverse effect in the combined financial statements.

6. COVID-19 RELIEF FUND

As part of the response to the coronavirus pandemic, the federal government passed legislation, referred to as the Coronavirus Aid, Relief, and Economic Security Act, in March 2020, and the America Rescue Plan Act in March of 2021, that included, among other things, financial assistance to offset some of the financial burden expected to be incurred by providers in responding to the pandemic. As a result of this legislation, the Company received $1,597,821 ($5,145,975 in 2020) from funds established under the CARES Act in the form of a grant that, as long as certain terms and conditions are met by the Company, is not required to be repaid. The Company has met the terms and conditions as required by the grants and has recognized $1,597,821 ($5,145,975 in 2020) of the relief funds to offset lost revenues and additional expenses incurred for the year ended December 31, 2021, due to the coronavirus pandemic. This amount is recorded as other operating income in the accompanying combined statements of income and members’ equity.

In addition to the above, the U.S. Department of the Treasury directed funding to state, territorial, tribal and eligible local governments. The funds were required to be used for necessary expenditures incurred in due to COVID-19. The Company has met the terms and conditions of the use funds and recognized amounts into income. The Company received $1,542,355 and $140,795 in funds in 2021 and 2020, respectively.

GA8 TENANTS

NOTES TO THE COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

7. MANAGEMENT FEES

The Company pays management fees to a related party that provides general and administrative services to the nursing home operators. Management fee expenses incurred for the years ended December 31, 2021 and 2020, totaled $3,986,381 and $3,860,066, respectively. Management fees are presented as an expense and included in administrative services in the accompanying combined financial statements. At December 31, 2021, the Company had $191,003 due from the related party ($194,560 due to the related party in 2020) included in other receivables in the accompanying combined financial statements.

8. PAYCHECK PROTECTION LOAN

During 2020, the nursing homes were granted loans (the Loan) from a financial institution in the aggregate amount of $3,812,300 pursuant to the Paycheck Protection Program (the PPP) under Division A, Title I of the CARES Act, which was enacted on March 27, 2020. Under the terms of the PPP, certain amounts of the loan may be forgiven if they are used for qualifying expenses and if certain other requirements as described in the CARES Act are met. The Company used the entire loan amount for qualifying expenses. The Company applied for forgiveness with the lender and received forgiveness from the Small Business Administration in 2021 and 2022.

9. LINE OF CREDIT

The Company had a $5,000,000 line of credit with Wells Fargo Bank, which was closed during 2021. The note charged interest at the LIBOR daily rate plus the LIBOR rate margin of 2.3%. Any borrowings were collateralized by all of the Company’s assets as well as the members’ personal guarantee. There were no draws on the line of credit during the years ended December 31, 2021 and 2020.

10. EMPLOYEE RETENTION TAX CREDIT

In December 2020, the Consolidated Appropriations Act, 2021 (CAA) was signed into law which included additional COVID-19 related relief. The CAA substantially and retroactively expended the Employee Retention Tax Credit (ERTC) for eligible companies. Under the revised terms of the ERTC, companies are eligible to claim the payroll tax credit if the company was fully or partially suspended by a COVID-19 government order or if calendar 2021 gross receipts were less than 20% compared to the same quarter in 2019. For the period January 1, 2021 through September 30, 2021, the Company qualified for $6,876,330 in payroll tax credits. The Company received $1,644,793 during 2021. Accordingly, the Company has recorded a receivable (included in Other receivables) on the accompanying combined balance sheets of $5,231,537 as of December 31, 2021, and a reduction to operating expenses of $6,876,330 on the accompanying combined statements of income.

SUPPLEMENTARY INFORMATION

INDEPENDENT AUDITORS’ REPORT ON

SUPPLEMENTARY INFORMATION

To the Owners and Management

GA8 Tenants

We have audited the accompanying combined financial statements of GA8 Tenants, as of and for the year ended December 31, 2021 and 2020, and our report thereon dated August 12, 2022, which expressed an unmodified opinion on those combined financial statements on Pages 1 and 2. Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The combining balance sheets and combining statements of income and members’ equity as of December 31, 2021 and 2020 and for the year then ended are presented for purposes of additional analysis of the combined financial statements rather than to present the financial position and results of operations, of the individual companies, and are not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The combining information has been subjected to the auditing procedures applied in the audits of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the combining information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ Warren Averett, LLC

Birmingham, Alabama

August 12, 2022

GA8 TENANTS

COMBINING BALANCE SHEET

DECEMBER 31, 2021

ASSETS

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	Eliminations	TOTAL
CURRENT ASSETS
Cash	$598,873	$851,976	$160,153	$20,404	$378,763	$5,351	$21,015	$1,078,317	$-	$3,114,852
Patient accounts receivable, net	1,109,316	1,271,102	950,462	2,519,646	930,699	807,396	3,860,699	1,445,560	-	12,894,880
Estimated third-party payor settlements	3,136	315,677	(56,308)	22,000	23,347	37,797	(67,409)	234,913	-	513,153
Intercompany receivables	6,495,824	1,910,576	2,345,179	2,099,797	500,325	878,111	1,832,288	729,921	(16,792,021)	-
Prepaid expenses and other current assets	158,216	21,645	26,878	33,881	20,152	50,572	126,597	64,880	-	502,821
Other receivables	1,181,394	648,938	552,644	572,895	890,795	400,761	859,699	650,653	-	5,757,779
Total current assets	9,546,759	5,019,914	3,979,008	5,268,623	2,744,081	2,179,988	6,632,889	4,204,244	(16,792,021)	22,783,485

PROPERTY AND EQUIPMENT, NET	74,693	20,435	23,561	79,768	40,566	27,406	83,372	57,743	-	407,544

DEPOSITS	175,703	851,521	387,871	263,623	490,229	285,919	723,311	283,908	-	3,462,085

TOTAL ASSETS	$9,797,155	$5,891,870	$4,390,440	$5,612,014	$3,274,876	$2,493,313	$7,439,572	$4,545,895	$(16,792,021)	$26,653,114

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$572,141	$667,811	$890,566	$914,568	$580,830	$702,397	$1,221,930	$1,687,140	$-	$7,237,383
Accrued expenses	18,329	1,919	12,727	279,471	5,606	(10,666)	4,516	12,482	-	324,384
Accrued payroll and benefits	61,277	127,337	65,209	73,137	62,828	70,625	130,585	74,199	-	665,197
Medicare advance payments	172,137	188,892	225,499	174,534	236,923	361,041	491,246	29,548	-	1,879,820
Intercompany payables	8,524,150	1,257,676	415,777	856,116	2,683,118	616,319	1,905,721	533,144	(16,792,021)	-
Total current liabilities	9,348,034	2,243,635	1,609,778	2,297,826	3,569,305	1,739,716	3,753,998	2,336,513	(16,792,021)	10,106,784

PAYCHECK PROGRAM PROTECTION LOAN	407,600	519,500	407,600	502,700	377,800	278,800	721,400	596,900	-	3,812,300

MEMBERS' EQUITY (DEFICIT)	41,521	3,128,735	2,373,062	2,811,488	(672,229)	474,797	2,964,174	1,612,482	-	12,734,030

TOTAL LIABILITIES AND MEMBERS' EQUITY	$9,797,155	$5,891,870	$4,390,440	$5,612,014	$3,274,876	$2,493,313	$7,439,572	$4,545,895	$(16,792,021)	$26,653,114

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING STATEMENT OF INCOME AND MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2021

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	TOTAL
REVENUES
Net patient service revenue	$6,867,169	$11,206,277	$8,311,066	$9,068,129	$8,176,877	$6,810,229	$14,884,561	$7,703,760	$73,028,068
COVID-19 Relief Funds revenue	512,161	330,796	277,872	407,428	549,979	521,541	322,755	217,644	3,140,176

	7,379,330	11,537,073	8,588,938	9,475,557	8,726,856	7,331,770	15,207,316	7,921,404	76,168,244
OPERATING EXPENSES (INCOME)
Administrative and general services	1,254,872	1,313,156	1,405,515	2,048,987	1,115,517	1,021,935	1,913,522	1,081,173	11,154,677
Management services	371,793	612,269	452,575	496,370	436,412	382,682	801,637	432,643	3,986,381
Employee health and welfare	393,387	411,886	368,175	328,243	338,634	194,469	561,657	335,726	2,932,177
Plant operations	202,721	235,244	202,599	286,316	218,094	126,477	375,264	219,834	1,866,549
Dietary services	539,611	624,588	576,695	536,289	515,298	376,649	786,784	476,490	4,432,404
Housekeeping and laundry	261,343	301,989	260,084	248,206	231,859	207,932	379,386	244,940	2,135,739
Nursing services	2,067,724	2,251,946	2,287,019	3,317,138	1,863,115	2,478,358	3,922,236	2,568,387	20,755,923
Medical services	96,351	178,651	29,866	95,098	61,396	53,427	250,807	86,899	852,495
Social services	22,292	38,937	35,338	-	-	37,234	68,458	39,448	241,707
Recreation	20,412	66,277	65,533	75,792	136,480	34,532	57,268	30,413	486,707
Provision for bad debt	363,504	746,970	237,764	359,251	287,139	227,878	588,275	357,665	3,168,446
Rehabiliative therapies	942,844	1,105,763	1,193,320	1,016,057	944,774	898,496	1,931,771	1,178,032	9,211,057
Employee retention tax credit	(814,730)	(1,123,683)	(722,306)	(748,264)	(854,455)	(517,075)	(1,253,843)	(838,717)	(6,873,073)
Rent on facilities	1,193,402	3,100,205	1,164,408	1,264,817	2,923,091	1,685,630	3,546,338	595,457	15,473,348
TOTAL OPERATING EXPENSES	6,915,526	9,864,198	7,556,585	9,324,300	8,217,354	7,208,624	13,929,560	6,808,390	69,824,537

NET INCOME	$463,804	$1,672,875	$1,032,353	$151,257	$509,502	$123,146	$1,277,756	$1,113,014	$6,343,707

See independent auditors’ report on supplementary information.

GA8 TENANTS

COMBINING BALANCE SHEET

DECEMBER 31, 2020

	ASSETS
	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	Eliminations	TOTAL
CURRENT ASSETS
Cash	$5,638,274	$(715,705)	$(262,780)	$(267,684)	$(660,502)	$(379,388)	$(1,011,407)	$378,730	$-	$2,719,538
Patient accounts receivable, net	1,403,703	1,825,120	1,651,405	3,160,897	1,387,331	1,083,087	4,228,390	2,302,336	-	17,042,269
Estimated third-party payor settlements	131,089	133,886	103,753	101,638	149,605	59,226	309,652	138,221	-	1,127,070
Intercompany receivables	92,857,246	19,386,421	14,824,267	14,447,519	13,605,334	11,446,647	25,383,855	30	(191,951,319)	-
Prepaid expenses and other current assets	122,787	93,200	118,301	164,724	104,354	78,142	176,035	92,127	-	949,670
Other receivables	139,568	(300,273)	78,602	64,171	239,701	65,966	36,186	33,343	64,713	421,977
Total current assets	100,292,667	20,422,649	16,513,548	17,671,265	14,825,823	12,353,680	29,122,711	2,944,787	(191,886,606)	22,260,524

PROPERTY AND EQUIPMENT, NET	35,115	10,377	30,537	96,696	26,701	13,175	58,896	50,503	-	322,000

DEPOSITS	18,480	12,615	-	10,235	17,345	9,230	-	-	-	67,905

TOTAL ASSETS	$100,346,262	$20,445,641	$16,544,085	$17,778,196	$14,869,869	$12,376,085	$29,181,607	$2,995,290	$(191,886,606)	$22,650,429

	LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$520,107	$660,593	$644,985	$661,135	$499,121	$422,769	$1,312,893	$1,252,182	$-	$5,973,785
Accrued expenses	11,500	11,500	11,500	11,500	11,500	11,500	11,500	1,795	-	82,295
Accrued payroll and benefits	58,993	93,016	95,827	118,078	41,509	58,718	201,701	93,282	-	761,124
Medicare advance payments	357,906	420,837	428,987	472,549	450,314	512,791	910,272	269,861	-	3,823,517
Intercompany payables	99,281,157	16,939,024	13,486,373	13,276,533	14,345,701	10,552,297	23,945,334	60,187	(191,886,606)	-
Total current liabilities	100,229,663	18,124,970	14,667,672	14,539,795	15,348,145	11,558,075	26,381,700	1,677,307	(191,886,606)	10,640,721

PAYCHECK PROGRAM PROTECTION LOAN	407,600	519,500	407,600	502,700	377,800	278,800	721,400	596,900	-	3,812,300

MEMBERS' EQUITY (DEFICIT)	(291,001)	1,801,171	1,468,813	2,735,701	(856,076)	539,210	2,078,507	721,083	-	8,197,408

TOTAL LIABILITIES AND MEMBERS' EQUITY	$100,346,262	$20,445,641	$16,544,085	$17,778,196	$14,869,869	$12,376,085	$29,181,607	$2,995,290	$(191,886,606)	$22,650,429

See independent auditors' report on supplementary information.

GA8 TENANTS

COMBINING STATEMENT OF INCOME AND MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2020

	GACalhoun	GAChatsworth	GAFairburn	GADecatur	GACartersville	GAJasper	GAStone Mountain	Willowwood
	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	SNF LLC	PAC LLC	TOTAL
REVENUES
Net patient service revenue	$6,790,241	$11,320,411	$8,227,636	$9,156,602	$7,575,606	$6,263,023	$15,788,891	$8,389,972	$73,512,382
COVID-19 Relief Funds revenue	564,385	808,721	677,702	697,480	604,093	491,179	988,210	455,000	5,286,770
	7,354,626	12,129,132	8,905,338	9,854,082	8,179,699	6,754,202	16,777,101	8,844,972	78,799,152

OPERATING EXPENSES
Administrative and general services	1,278,954	1,482,409	1,471,902	1,652,144	1,146,733	953,193	2,000,106	1,530,789	11,516,230
Management services	355,681	592,839	440,051	481,863	394,796	330,753	820,047	444,036	3,860,066
Employee health and welfare	231,819	272,951	254,934	243,409	213,760	226,484	561,461	302,053	2,306,871
Plant operations	226,107	301,800	201,953	244,735	245,964	129,730	391,469	208,971	1,950,729
Dietary services	562,617	629,824	477,139	489,151	521,888	427,762	862,239	513,468	4,484,088
Housekeeping and laundry	264,918	310,072	267,854	253,226	238,556	211,426	389,380	172,697	2,108,129
Nursing services	1,833,434	2,375,466	1,971,368	2,445,128	1,819,824	1,495,077	3,588,453	2,066,179	17,594,929
Medical services	123,916	166,376	34,354	96,629	70,477	21,149	343,266	96,436	952,603
Social Services	8,415	47,317	39,595	-	-	39,747	74,147	21,232	230,453
Recreation	29,704	74,756	71,809	67,459	100,111	32,430	84,510	50,187	510,966
Provision for bad debt	353,160	346,516	217,833	416,361	218,297	217,690	1,088,807	225,854	3,084,518
Rehabilitative therapies	1,002,677	1,150,924	1,384,130	923,915	1,087,421	837,199	2,346,238	998,755	9,731,259
Rent on facilities	984,585	2,561,017	959,264	569,586	2,411,444	1,391,316	2,912,663	625,408	12,415,283
TOTAL OPERATING EXPENSES	7,255,987	10,312,267	7,792,186	7,883,606	8,469,271	6,313,956	15,462,786	7,256,065	70,746,124

NET INCOME (LOSS)	$98,639	$1,816,865	$1,113,152	$1,970,476	$(289,572)	$440,246	$1,314,315	$1,588,907	$8,053,028

See independent auditors' report on supplementary information.